Exhibit 10.5

McEwen Copper Closes US$15.0 Million Second Tranche of Private Placement

TORONTO, June 21, 2022 - McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to announce the closing of the second tranche of the previously announced private placement offering (the “Offering”) of up to 8,000,000 common shares of McEwen Copper Inc. priced at US$10.00 per common share. The second tranche is comprised of a $10 million investment by the Victor Smorgon Group advised by Arete Capital Partners, both of Australia, and $5 million from other investors, for total gross proceeds of $15.0 million. The amounts raised in the first and second tranches of the private placement now stand at $55.0 million. The Offering remains open until July 6th, 2022.

McEwen Copper is well-funded to complete the updated preliminary economic assessment (PEA) in early Q1 2023, the upcoming drilling season from October 2022 to June 2023, and the planned IPO in H1 2023.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN COPPER

McEwen Copper owns 100% of the giant Los Azules Copper Project in San Juan, Argentina, and the Elder Creek Copper Project in Nevada, USA. There are 23 million common shares outstanding.

CONTACT INFORMATION:
Corporate Development: Stefan Spears, VP stefan@mcewenmining.com	Website: www.mcewenmining.com	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9